                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          TRIQUINT SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                          TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. BROOKWOOD PARKWAY
                            HILLSBORO, OREGON 97124

                                                                  April 19, 2000

Dear Stockholders:

     Our Annual Meeting of Stockholders will be held on Wednesday, May 24, 2000, at 2:00 p.m., Central Time, at TriQuint's Texas facility, located at 13512 North Central Expressway, Dallas, Texas 75243. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management and Directors of your company and to answer any questions you may have.

     The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Stockholders for the year ended December 31, 1999 are enclosed.

     I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

     If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

     As a courtesy for those stockholders that are unable to attend the Annual Meeting in Texas, an informal question and answer session will be held on Tuesday, May 30, 2000, at 2:00 p.m., Pacific Time, at TriQuint's corporate offices, located at 2300 Northeast Brookwood Parkway, Hillsboro, Oregon, 97124. This is not intended to substitute for the Annual Meeting. No voting will take place at the meeting in Oregon; therefore, I encourage you to sign and return the enclosed proxy card so that your shares will be voted at our Annual Meeting.

                                          Very truly yours,
                                          TRIQUINT SEMICONDUCTOR, INC.

                                          [/s/ Steven J. Sharp]
                                          STEVEN J. SHARP
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                          TRIQUINT SEMICONDUCTOR, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation ("TriQuint"), will be held on Wednesday, May 24, 2000 at 2:00 p.m., Central Time, at TriQuint's Texas facility, located at 13512 North Central Expressway, Dallas, Texas 75243, for the following purposes:

     1. To elect six Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal No. 1);

     2. To ratify the appointment of KPMG LLP as independent accountants of TriQuint for the fiscal year ending December 31, 2000 (Proposal No. 2);

     3. To approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 1,900,000 shares to a total of 7,075,000 shares as summarized in the attached proxy statement (Proposal No. 3); and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 3, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          By Order of the Board of Directors:

                                          [/s/ Edson H. Whitehurst, Jr.]
                                          EDSON H. WHITEHURST, JR.
                                          Vice President, Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

Hillsboro, Oregon
April 19, 2000

                            YOUR VOTE IS IMPORTANT.
             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
        AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. BROOKWOOD PARKWAY
                            HILLSBORO, OREGON 97124

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of TriQuint Semiconductor, Inc., a Delaware corporation ("TriQuint"), for use at TriQuint's 2000 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof. The Annual Meeting will be held Wednesday, May 24, 2000 at 2:00 p.m., Central Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at TriQuint's Texas facility, located at 13512 North Central Expressway, Dallas, Texas 75243. TriQuint's telephone number at that location is (972) 994-8200.

     This Proxy Statement and the enclosed proxy card were mailed on or about April 19, 2000, together with TriQuint's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

     Only stockholders of record at the close of business on April 3, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 38,387,139 shares of TriQuint common stock were outstanding and held of record by 261 stockholders. The number of shares outstanding above and set forth elsewhere in this proxy statement reflect TriQuint's two-for-one stock split, effected by way of a stock dividend, that occurred in February 2000 (the "Stock Split"). For information regarding security ownership by management and by the beneficial owners of more than 5% of TriQuint's common stock, see "Security Ownership of Certain Beneficial Owners and Management." As of the Record Date, $345,000,000 of TriQuint's 4% Convertible Subordinated Notes due 2007, which are traded on the PORTAL Market, were outstanding and were convertible at the option of the holders thereof to an aggregate of 2,544,237 shares of TriQuint's common stock. The closing price of TriQuint's common stock on the NASDAQ National Market on the Record Date was $63.875 per share.

REVOCABILITY OF PROXIES

     Any proxy submitted pursuant to this solicitation may be revoked by the person making such submission at any time before its use by (i) delivering to TriQuint's Secretary a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, by itself, will not revoke a proxy.

VOTING AND SOLICITATION

     The two persons named as proxies on the enclosed proxy card, Steven J. Sharp and Edson H. Whitehurst, Jr., were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted:

     - FOR Proposal No. 1 to elect the nominees for Directors proposed by the Board of Directors;

     - FOR Proposal No. 2 to ratify the appointment of KPMG LLP as independent accountants for TriQuint; and

     - FOR Proposal No. 3 to approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of TriQuint common stock that may be issued thereunder by 1,900,000 shares to a total 7,075,000 shares as described in the "1996 Stock Incentive Program Summary" below.

     TriQuint will bear all expenses associated with this solicitation. In addition, TriQuint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of TriQuint's directors, officers and other employees, without additional compensation, personally or by telephone or telegram. TriQuint may also retain an outside proxy solicitation firm, the expense of which TriQuint does not expect to exceed $10,000.

VOTING AT THE MEETING

     Every stockholder voting for the election of Directors (Proposal No. 1) may cumulate such stockholder's votes and (i) give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or (ii) distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder is entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes. On all matters other than Proposal No. 1, each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Holders of the 4% Convertible Subordinated Notes due 2007 are not entitled to vote at TriQuint's Annual Meeting until such time as the notes are converted to TriQuint common stock.

     If a quorum is present at the Annual Meeting:

     - the six nominees for election as Directors who receive the greatest number of votes cast for the election of Directors shall be elected Directors;

     - Proposal No. 2 to ratify the appointment of KPMG LLP as independent accountants for TriQuint will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and

     - Proposal No. 3 to approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 1,900,000 shares to a total of 7,075,000 shares as described in the "1996 Stock Incentive Program Summary" below will be approved if the proposal receives the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

     With respect to the election of Directors, Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 3, abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES

     A board of six Directors is to be elected at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' six nominees named below, all of who are presently Directors of TriQuint. In the event that any nominee of TriQuint is unable or declines to serve as a Director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office for each person elected as a Director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. The following table lists the persons nominated by the Board of Directors to be elected as Directors along with certain information:

NAME OF NOMINEE                     AGE          POSITION WITH TRIQUINT          SINCE
---------------                     ---    ----------------------------------    -----
Dr. Paul A. Gary..................  59     Director                              1996
Charles Scott Gibson..............  47     Director                              1992
Nicolas Kauser....................  60     Director                              1999
Dr. Walden C. Rhines..............  53     Director                              1995
Steven J. Sharp...................  58     Chairman of the Board, President      1991
                                           and
                                           Chief Executive Officer
Edward F. Tuck....................  68     Director                              1994

     There is no family relationship between any director and/or executive officer of TriQuint.

     Dr. Gary has been a director of TriQuint since May 1996. From 1967 until 1996, Dr. Gary served in various capacities for Bell Laboratories, Western Electric, and AT&T Microelectronics (now Lucent Microelectronics), with his last position being Vice President of the Netcom IC Business Unit. Dr. Gary retired from Lucent in June 1996. Dr. Gary also serves as a director of Data I/O Corporation and Integrated Measurement Systems Corporation. Dr. Gary holds a B.S. degree in Electrical Engineering from Lafayette College, a M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from Stanford University.

     Mr. Gibson has been a director of TriQuint since September 1992. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. He co-founded Sequent Computer Systems Inc. (which was acquired by
IBM), a computer systems company, in 1983 and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. Mr. Gibson also serves as a director of RadiSys Corporation, Inference Software, Integrated Measurement Systems Corporation, Webridge, Emerald Solutions, etrieve, CenQuest, iChristian.com, Telemark and Egghead.com. Mr. Gibson is also the Chairman of the Board of the Oregon Graduate Institute of Science and Technology. He received a B.S. degree in Electrical Engineering and a M.B.A. from the University of Illinois.

     Mr. Kauser has been a director of TriQuint since December 1999. From 1990 through his retirement in 1998, Mr. Kauser served as Executive Vice President and Chief Technology Officer of AT&T Wireless Services, Seattle, Washington (formerly McCaw Cellular Communications). From 1984 through 1990, Mr. Kauser was associated with Cantel, Toronto the Canadian nationwide wireless service provider, as Vice President of Engineering and later, Senior Vice President of Network Operations. He was a member of the Cantel Board of Directors for 1990 to 1999. Mr. Kauser currently serves on the Board of Directors of NextLink and Velocom. Mr. Kauser received a B.S. degree in Electrical Engineering from the McGill University, Montreal, Canada.

     Dr. Rhines has been a director of TriQuint since May 1995. Dr. Rhines has been the President, Chief Executive Officer and a director of Mentor Graphics Corporation, an electronic design automation company, since 1993. Prior to joining Mentor Graphics, Dr. Rhines spent twenty-one years at Texas Instruments, Incorporated, with his most recent position having responsibility for directing its worldwide semiconductor business as the Executive Vice President of Texas Instruments' Semiconductor Group. Dr. Rhines also serves as a director of Cirrus Logic. Dr. Rhines holds a B.S. degree in Metallurgical Engineering from the University of Michigan, a M.S. degree and Ph.D. in Materials Science and Engineering from Stanford University and a M.B.A. from Southern Methodist University.

     Mr. Sharp joined TriQuint in September 1991 as Director, President and Chief Executive Officer. In May 1992 he became Chairman of TriQuint's Board of Directors. For the prior eight years he had served in various roles associated with venture capital financed semiconductor companies. From April 1988 to June 1989, Mr. Sharp was the founder and served as Chief Executive Officer of Power Integrations, Inc., a semiconductor manufacturing company. Previously, Mr. Sharp was employed for fourteen years by Signetics Corporation (since acquired by Philips Electronics), a semiconductor manufacturer, and for nine years by Texas Instruments, Incorporated, a semiconductor manufacturer. Mr. Sharp also serves as a director of Power Integrations. He received a B.S. degree in Mechanical Engineering from Southern Methodist University, a M.S. degree in Engineering Science from California Institute of Technology and a M.B.A from Stanford University.

     Mr. Tuck has been a director of TriQuint since November 1994. He spent most of his career in the telecommunications industry, serving in various positions with GTE and as Vice President and Technical Director of ITT North America Telecommunications, among others. He has been a venture capitalist since 1986. Since 1990 he has been a general partner of Kinship Venture Management LLP, which is the general partner of Kinship Partners II, a venture capital fund. From 1986 to 1995 he was also a general partner of Boundary, the general partner of The Boundary Fund, a venture capital fund. Mr. Tuck is Chairman of the Board of Directors of Endgate Corporation, High Tower Software, Inc., and a director of Teledesic Corporation. Mr. Tuck holds a B.S. degree in Electrical Engineering from the University of Missouri at Rolla and serves on its Board of Trustees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of TriQuint held a total of seven meetings during 1999. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, during the period that he was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee or any committee performing such functions.

     The Audit Committee consisted of Directors Tuck, who serves as Chairman, and Gary. The Audit Committee is responsible for overseeing actions taken by TriQuint's independent accountants and reviews TriQuint's internal financial controls. The Audit Committee met twice during 1999, with all then current members present at each meeting.

     The Compensation Committee consisted of Directors Gibson, who serves as Chairman, Rhines and Gary. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the executive officers of TriQuint as well as overseeing the administration of various incentive compensation and benefit plans, including the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program. The Compensation Committee met twice during 1999, with all then current members present at each meeting.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors has selected KPMG LLP, independent accountants, to audit the financial statements of TriQuint for the fiscal year ending December 31, 2000. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of the appointment of KPMG LLP as TriQuint's independent accountants for the fiscal year ending December 31, 2000.

     KPMG LLP has audited TriQuint's financial statements annually since 1991. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF TRIQUINT FOR THE YEAR ENDING DECEMBER 31, 2000.

                 AMENDMENT TO THE TRIQUINT SEMICONDUCTOR, INC.
                          1996 STOCK INCENTIVE PROGRAM
                                (PROPOSAL NO. 3)

     The Board of Directors has approved an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program (the "1996 Program") to increase the aggregate number of shares of TriQuint common stock that may be issued thereunder by 1,900,000 shares to a total of 7,075,000 shares. For a description of the 1996 Program see "1996 Stock Incentive Program Summary" below. As of the Record Date, options to purchase 5,104,571 shares of TriQuint's common stock have been granted pursuant to the 1996 Program, 875,227 of which were vested.

     The Board of Directors adopted the amendment to the 1996 Program in order to provide additional long-term incentives to all of TriQuint's employees as well as to maintain competitive compensation packages for key TriQuint employees. This proposal increases the number of shares authorized for issuance under the 1996 Program to provide sufficient shares for anticipated grants to be issued to both new and existing employees through May 2001. TriQuint intends to utilize the options available for grant to attract and retain both executive and other key employees.

     In the absence of contrary specifications, the shares represented by proxies will be voted FOR the amendment to the TriQuint Semiconductor, Inc. 1996 Program to increase the aggregate number of shares of common stock that may be issued thereunder by 1,900,000 to 7,075,000.

     The affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the foregoing resolution. Abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon. The award of options under the 1996 Program is at the discretion of the Compensation Committee of the Board of Directors. See "Executive Compensation and Other Matters" below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE TRIQUINT SEMICONDUCTOR, INC. 1996 STOCK INCENTIVE PROGRAM.

                      1996 STOCK INCENTIVE PROGRAM SUMMARY

     The following summary of the 1996 Program is qualified in its entirety by the specific language of the 1996 Program, a copy of which is available to any stockholder upon written request to TriQuint's Secretary.

     Background. The 1996 Program, approved by TriQuint's Board of Directors in February 1996 and its stockholders in May 1996, provides for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to officers, other employees of TriQuint or any parent or subsidiary of TriQuint. Additionally, the 1996 Program provides for the grant of NQSOs to Directors and consultants. As of the Record Date, the persons eligible to participate in the 1996 Program included 11 Officers, 5 Directors and approximately 880 non-executive officer employees of TriQuint. During the year ended December 31, 1999, options to purchase 1,791,884 shares of common stock had been granted under the 1996 Program at an average exercise price of approximately $32.15 per share. At the time of its adoption, 1,200,000 shares were authorized and reserved for issuance under the 1996 Program. In May 1997, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 1,200,000 shares. In May 1998, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 1,350,000 shares. In May 1999, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 1,425,000 shares. As of the Record Date, options to purchase an aggregate of 4,643,617 shares of the Company's Common Stock were outstanding, with a weighted average exercise price of $18.658 per share, and 1,970,429 shares (including the 1,900,000 shares subject to stockholder approval at this Annual Meeting) were available for future grant. In addition, 460,954 shares have been purchased pursuant to exercise of stock options under the 1996 Program. At the Annual

Meeting, the stockholders are being asked to approve an amendment of the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 1,900,000 shares.

     Administration. The Board of Directors has vested the Compensation Committee with full authority to administer the 1996 Program in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1996 Program. The Compensation Committee is currently comprised of Directors Gibson, Rhines and Gary, none of whom are employees of TriQuint. In any calendar year, no person may be granted options under the 1996 Program exercisable for more than 375,000 shares, except the Chief Executive Officer who may not receive options under the 1996 Program exercisable for more than 750,000 shares.

     Minimum Option Price. The exercise price of ISOs granted under the 1996 Program must equal or exceed the fair market value of the common stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the common stock (a "10% Stockholder")), and the exercise price of NQSOs must equal or exceed 50% of the fair market value of common stock on the date of grant. As defined in the 1996 Program, "fair market value" means the last reported sales price of the common stock on the NASDAQ National Market System on the date of grant.

     Duration of Options. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1996 Program expires on the date specified by the Compensation Committee, but in no event more than (i) ten years and one day from the date of grant in the case of NQSOs, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to a 10% Stockholder.

     Means of Exercising Options. The Board of Directors, or the Compensation Committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of TriQuint's common stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from TriQuint, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to TriQuint of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under federal and state law.

     Term and Amendment of the 1996 Program. The 1996 Program became effective when adopted by the Board of Directors. The 1996 Program will continue in effect until February 1, 2006 unless earlier terminated in accordance with its terms. The Board of Directors may terminate or amend the 1996 Program at any time, provided, however, that TriQuint must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule, regulation or statute. Such stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     Assignability. Unless otherwise indicated, no option granted under the 1996 Program is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

     Federal Tax Effects of ISOs. TriQuint intends that ISOs granted under the 1996 Program will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, TriQuint is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, TriQuint may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

     Federal Tax Effects of NQSOs. If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. TriQuint may deduct the amount of expense recognized by an employee as compensation expense. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and the employee has not filed a "Section 83 Election," then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

     The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

     Participation in the 1996 Program. All option grants to executive officers under the 1996 Program are subject to the discretion of the Compensation Committee of the Board of Directors. As of the date of this proxy statement, the Administrator has not made any determination with respect to future option grants. Therefore, except for automatic option grants to certain non-employee Directors, future awards are not determinable. Effective on the date of the Annual Meeting, the following non-employee Directors, if elected, would receive options to purchase the number of shares specified:

NAME                                                       GRANTS
----                                                    -------------
Dr. Paul A. Gary......................................  15,000 shares
Charles Scott Gibson..................................  15,000 shares
Nicolas Kauser........................................  15,000 shares
Dr. Walden C. Rhines..................................  15,000 shares
Edward F. Tuck........................................  15,000 shares

     The table below depicts the issuance of grants under the 1996 Program during 1999, adjusted to reflect the Stock Split to (i) each Director of TriQuint, (ii) the Named Executive Officers and (iii) the Directors and the executive officers as a group.

NAME                                                       GRANTS
----                                                   --------------
Dr. Paul A. Gary.....................................   54,000 shares
Charles Scott Gibson.................................   54,000 shares
Nicolas Kauser.......................................   45,000 shares
Dr. Walden C. Rhines.................................   54,000 shares
Steven J. Sharp......................................   80,000 shares
Edward F. Tuck.......................................   54,000 shares
Thomas V. Cordner....................................   34,000 shares
Paul Kollar..........................................   18,000 shares
J. David Pye.........................................   26,000 shares
Edward C. V. Winn....................................              --
Total of all Directors and Officers as a group (17
  persons)...........................................  661,510 shares

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of TriQuint common stock as of the Record Date, adjusted to reflect the Stock Split with respect to (i) each person who is known by TriQuint to own beneficially 5% or more of the outstanding shares of common stock, (ii) each Director of TriQuint, (iii) the Chief Executive Officer and the next four most highly compensated executive officers as of December 31, 1999 (the "Named Executive Officers") and (iv) the Directors and the executive officers as a group.

                                                    COMMON STOCK    APPROXIMATE
                                                    BENEFICIALLY    PERCENTAGE
NAME                                                   OWNED         OWNED(1)
----                                                ------------    -----------
Janus Capital Corp.(2)............................   4,489,270         11.69%
  100 Fillmore Street
  Denver, CO 80206-4923
Pilgrim Baxter & Associates(3)....................   2,183,000          5.69%
  825 Duportail Road
  Wayne, PA 19087
Dr. Paul A. Gary(4)...............................      20,120         *
Charles Scott Gibson(5)...........................      73,650         *
Nicolas Kauser(6).................................       2,000         *
Dr. Walden C. Rhines(7)...........................      32,830         *
Steven J. Sharp(8)................................     502,982          1.29%
Edward F. Tuck(9).................................      61,080         *
Thomas V. Cordner(10).............................      46,915         *
Paul Kollar(11)...................................      48,888         *
J. David Pye(12)..................................      69,700         *
Edward C. V. Winn(13).............................      42,076         *
All Directors and executive officers as a group
  (17 persons)(14)................................   1,161,171          2.95%

---------------
   * Less than 1%

 (1) Applicable percentage of ownership is based on 38,387,139 shares of common stock outstanding as of the Record Date together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and includes voting and investment power with respect to shares. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (2) TriQuint has been advised in a Schedule 13G filed with the SEC on February 15, 2000 that Janus Capital Corp., a registered Investment Adviser, beneficially owned 2,244,635 shares, and possessed sole voting and investment control over all such shares.

 (3) TriQuint has been advised in a Schedule 13G filed with the SEC on January 7, 2000 that Pilgrim Baxter & Associates, a registered Investment Adviser, beneficially owned 1,091,500 shares of TriQuint common stock, of which it had sole voting power over 908,100 shares.

 (4) Includes 15,120 shares issuable pursuant to options exercisable within 60 days of the Record Date.

 (5) Includes 13,570 shares held in trust by Mr. Gibson and 60,080 shares issuable pursuant to options exercisable within 60 days of the Record Date.

 (6) None of these shares are issuable pursuant to options exercisable within 60 days of the Record Date.

 (7) Includes 3,000 shares held by Mr. Rhines' wife and 25,830 shares issuable pursuant to options exercisable within 60 days of the Record Date.

 (8) Includes 468,258 shares issuable pursuant to options exercisable within 60 days of the Record Date.

 (9) Includes 49,080 shares issuable pursuant to options exercisable within 60 days of the Record Date.

(10) Includes 35,641 shares issuable pursuant to options exercisable within 60 days of the Record Date.

(11) Includes 44,998 shares issuable pursuant to options exercisable within 60 days of the Record Date.

(12) Includes 69,700 shares issuable pursuant to options exercisable within 60 days of the Record Date.

(13) Includes 27,502 shares issuable pursuant to options exercisable within 60 days of the Record Date. Mr. Winn retired from his position as TriQuint's Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary effective in March 2000.

(14) Includes 1,015,507 shares issuable pursuant to options exercisable within 60 days of the Record Date.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The names, ages and positions of TriQuint's current executive officers are as follows:

                                                                                POSITION
NAME                           AGE      CURRENT POSITION(S) WITH COMPANY       HELD SINCE
----                           ---    -------------------------------------    ----------
Steven J. Sharp..............  58     Chairman of the Board of Directors,         1991
                                      President and Chief Executive Officer
Thomas V. Cordner............  55     Vice President and General Manager,         1998
                                      Millimeter Wave Communications
Bruce R. Fournier............  43     Vice President and General Manager,         1998
                                      Foundry Services
Lehman H. Johnson III........  57     Vice President, Strategic Marketing         2000
                                      and Business Development
Paul Kollar..................  54     Vice President, Sales                       1998
David N. McQuiddy, Jr........  61     Vice President, Research and                2000
                                      Development
Donald H. Mohn...............  47     Vice President and General Manager,         1995
                                      Telecommunications and Computing
J. David Pye.................  49     Vice President, Manufacturing               1996
Ronald R. Ruebusch...........  50     Vice President and General Manager,         1996
                                      Wireless Communications
Stephanie J. Welty...........  44     Vice President, Finance and Assistant       1999
                                      Secretary
Edson H. Whitehurst, Jr......  62     Vice President, Finance and                 1999
                                      Administration, Chief Financial
                                      Officer and Secretary

     Mr. Sharp's business background is described above under the heading "Election of Directors."

     Mr. Cordner joined TriQuint in January 1998 as Vice President and General Manager, Millimeter Wave Communications, as a result of TriQuint's acquisition of Raytheon Company's Monolithic Microwave Integrated Circuit ("MMIC") operations. From July 1997 to January 1998, Mr. Cordner served as Operations Manager for Raytheon, heading its GaAs MMIC operations. Prior to such time, Mr. Cordner was an employee of Texas Instruments, Incorporated for thirty-two years, most recently as the Operations Manager for its GaAs Operations Group from January 1991 to July 1997. Mr. Cordner graduated from the University of Texas at Arlington in 1969 with a B.S. degree in Mathematics.

     Mr. Fournier has served as TriQuint's Vice President and General Manager, Foundry Services, since the group was formed in June 1998. From September 1994 to June 1998, he held the position of Vice President, Sales. Mr. Fournier joined TriQuint in June 1987 as the Eastern Area Sales Manager. In July 1991, Mr. Fournier was promoted to National Sales Manager, Wireless Products, and in January 1994, was promoted to Director of World Wide Sales. Prior to joining TriQuint, Mr. Fournier held various marketing and sales positions with Fairchild Semiconductor and Honeywell. Mr. Fournier received an A.S. degree in Electrical Engineering from the University of Maine in 1977, a B.S. degree in Business Administration from the University of Maine in 1979 and a M.B.A. from the University of Southern Maine in 1982.

     Mr. Johnson joined TriQuint in January 2000 as Vice President, Strategic Marketing and Business Development. Mr. Johnson had been Vice President, System Marketing, for Scientific-Atlanta's Transmission Division since 1997. Prior to such time he spent 5 years with GTE, most recently Vice President, Technology, for GTE Government Systems Corporation. Mr. Johnson has also held senior marketing and product development positions in the communications industry with DSC and ITT (both of which were acquired by Alcatel). Mr. Johnson holds a B.S. degree in Electrical Engineering from Citadel and a M.B.A. from Duke University's Fuqua School.

     Mr. Kollar joined TriQuint in June 1998 as Vice President, Sales. From November 1985 until March 1998, Mr. Kollar was Vice President, Sales, for Lattice Semiconductor, Inc. where he was responsible for worldwide sales. From March 1969 to November 1985, Mr. Kollar held various sales and marketing positions with Signetics Corp. (which was acquired by Philips Electronics). Mr. Kollar received a B.S. degree in Engineering from Harvey Mudd College and a M.S. degree in Electrical Engineering from the University of Southern California.

     Dr. McQuiddy joined TriQuint in January 2000 as Vice President, Research and Development. Most recently, Dr. McQuiddy worked with Raytheon where he was a Senior Principal Fellow working in the field of RF/Microwave/Millimeter Wave. Dr. McQuiddy joined Texas Instruments, Incorporated in 1968 and remained there until Raytheon purchased its Defense Business Unit in July 1997. At Texas Instruments, Dr. McQuiddy was responsible for directing internal research and development investments in electro-optics, microwave/millimeter-wave, and micro-electronic technologies. He is an IEEE Fellow and presently serves on the IEEE USA R&D Policy Committee. Dr. McQuiddy holds a B.S. degree from Vanderbilt University and a M.S. Degree and Ph.D. in Electrical Engineering from the University of Alabama.

     Mr. Mohn joined TriQuint in June 1995 as Vice President and General Manager, Telecommunications and Computing. From July 1993 until June 1995, Mr. Mohn was Vice President, Marketing, for IC Works, Inc., where he was responsible for product strategy development, tactical marketing, marketing communications and public relations. From 1989 until July 1993, Mr. Mohn held various positions at AT&T Microelectronics, most recently as Director/General Manager of the Application Specific Standard Products. Mr. Mohn received a B.S. degree in Electrical Engineering from the University of Minnesota and a M.B.A. from the University of Dallas, Texas.

     Mr. Pye joined TriQuint in May 1996 as Vice President, Manufacturing. From 1983 until 1996, Mr. Pye was Vice President and General Manager at VLSI Technology, Inc., where he served in various capacities. From 1973 to 1983, Mr. Pye worked at Texas Instruments, Incorporated, involved in process engineering and process development. Mr. Pye received a B.A. degree from Napier College of Science and Technology in Edinburgh, Scotland.

     Mr. Ruebusch joined TriQuint in May 1996 as Vice President and General Manager, Wireless Communications. From 1993 to 1996, Mr. Ruebusch was Vice President, Semiconductor Product Development, at Celeritek, Inc. From 1991 to 1993, Mr. Ruebusch held management positions at Pacific Monolithics. Prior to such time, Mr. Ruebusch spent thirteen years in various management positions at Advanced Micro Devices and Signetics Corporation (which was acquired by Philips Electronics). Mr. Ruebusch received a B.S. degree in Electrical Engineering, a M.S. degree in Electrical Engineering and a M.B.A., all from the University of Santa Clara.

     Ms. Welty has been TriQuint's Vice President, Finance, since September 1999. Ms. Welty joined TriQuint in 1994 as Accounting Manager, and since 1996 has served as Director of Information Systems. Previously she held accounting and controller positions at other high technology firms. Ms. Welty is a graduate of the University of Washington and is a Certified Public Accountant.

     Mr. Whitehurst has been TriQuint's Vice President, Finance and Administration, Chief Financial Officer and Secretary since November 1999. Mr. Whitehurst previously served as the Chief Financial Officer of Programart Corporation from October 1996 to October 1999, and the Chief Financial Officer of Cadre Technologies from 1984 to October 1996. He has also held senior financial and operational positions with Tektronix Inc., Signetics Corporation (which was acquired by Philips Electronics), and Corning Glass Works. Mr. Whitehurst received a B.S. degree in Accounting from Northeastern University.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for 1999, 1998 and 1997 concerning compensation awarded to, earned by or paid to TriQuint's Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                             ANNUAL COMPENSATION         ------------
                                       -------------------------------    SECURITIES
                                                          OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND                               SALARY    BONUS    COMPENSATION     OPTIONS      COMPENSATION
PRINCIPAL POSITION              YEAR     ($)     ($)(1)       ($)           (#)(2)         ($)(3)
------------------              ----   -------   ------   ------------   ------------   ------------
Steven J. Sharp...............  1999   288,230   36,269          --         80,000         4,050
  Chairman of the Board,        1998   278,229    2,616          --         86,250         3,899
  President and Chief           1997   268,000   17,818      31,704(4)     321,000         4,232
  Executive Officer
Thomas V. Cordner.............  1999   187,616   24,021          --         34,000         2,349
  Vice President and General    1998   173,573    1,653     179,320(5)     128,422         1,580
  Manager, Millimeter Wave      1997        --       --          --             --            --
  Communications
Paul Kollar...................  1999   184,914(6)  3,989         --         18,000         1,682
  Vice President, Sales         1998   116,192      627          --         90,002         1,086
                                1997        --       --          --             --            --
J. David Pye..................  1999   216,877   27,748          --         26,000         1,255
  Vice President,               1998   192,803    1,772          --         30,000         1,128
  Manufacturing                 1997   187,134   12,849      23,424(7)      27,000         1,117
Edward C. V. Winn(8)..........  1999   231,483   38,366          --             --         5,448
  Executive Vice President,     1998   220,479    2,075          --         27,000         5,148
  Finance and Administration    1997   216,949   14,386          --         72,000         3,339

---------------
(1) Represents payments under the Key Employee Incentive Plan and company-wide profit sharing program.

(2) Adjusted to reflect the Stock Split.

(3) Represents premiums for group term life insurance.

(4) Represents forgiveness of Mr. Sharp's relocation loan and associated interest charges (see "Employment Contracts and Change-in-Control Arrangements").

(5) Represents bonus paid pursuant to a retention agreement between Mr. Cordner and Raytheon in connection with TriQuint's acquisition of the MMIC business from Raytheon in January 1998. TriQuint was reimbursed for such bonus by Raytheon as a condition of the acquisition.

(6) Includes sales commissions of $40,721 earned in 1999.

(7) Represents reimbursement of relocation expenses.

(8) Mr. Winn resigned his position at TriQuint in March 2000.

STOCK OPTION GRANTS

     The following table sets forth information concerning stock option grants under the 1996 Program to each of the Named Executive Officers during the year ended December 31, 1999. The number of options granted and the exercise price per share have been adjusted to reflect the Stock Split.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS(1)
                                ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                NUMBER OF      % OF TOTAL                                AT ASSUMED ANNUAL RATES
                                SECURITIES       OPTIONS                               OF STOCK PRICE APPRECIATION
                                UNDERLYING     GRANTED TO                                  FOR OPTION TERM(2)
                                 OPTIONS      EMPLOYEES IN     EXERCISE   EXPIRATION   ---------------------------
NAME                             GRANTED     FISCAL YEAR (3)    PRICE        DATE         5% ($)        10% ($)
----                            ----------   ---------------   --------   ----------   ------------   ------------
Steven J. Sharp(4)............    80,000          6.53%         $42.25     12/01/09     $2,125,664     $5,386,850
Thomas V. Cordner(5)..........    34,000          2.78%          42.25     12/01/09        903,407      2,289,411
Paul Kollar(6)................    18,000          1.47%          42.25     12/01/09        478,274      1,212,041
J. David Pye(7)...............    26,000          2.13%          42.25     12/01/09        690,841      1,750,726
Edward C. V. Winn.............        --            --              --           --             --             --

---------------
(1) Options granted under the 1996 Program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the Compensation Committee of the Board of Directors.

(2) These calculations are based on certain assumed annual rates of appreciation as required by SEC rules and regulations governing the disclosure of executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of TriQuint's common stock and overall stock market conditions. There can be no assurance that the gains reflected in this table will be achieved.

(3) In fiscal 1999, TriQuint granted options covering a total of 1,791,884 shares to its employees under the 1996 Program. The percentage is calculated based on total option grants.

(4) Option vests in equal monthly installments from 6/1/2002 through 5/31/2003.

(5) 8,000 shares vest in equal monthly installments from 6/1/2001 through 5/31/2002, and 26,000 shares vest in equal monthly installments from 6/1/2002 through 5/31/2003.

(6) Option vests in equal monthly installments from 6/1/2002 through 5/31/2003.

(7) Option vests in equal monthly installments from 6/1/2002 through 5/31/2003.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning Named Executive Officers' option exercises during fiscal 1999 and option holdings at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                        OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                            ACQUIRED       VALUE            YEAR-END (#)(1)           FISCAL YEAR-END ($)(2)
                           ON EXERCISE    REALIZED    ---------------------------   ---------------------------
NAME                         (#)(1)        ($)(3)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ----------   -----------   -------------   -----------   -------------
Steven J. Sharp..........    120,000     $2,244,278     470,756        284,754      $50,232,164    $26,930,040
Thomas Cordner...........     33,962        920,277      33,640         94,820        3,471,241      8,614,632
Paul Kollar..............         --             --      37,798         70,204        3,940,442      6,684,267
J. David Pye.............     41,000        474,644     139,000        102,802        8,697,865      9,838,384
Edward C.V. Winn.........    112,936      2,994,925      50,442         66,500        6,459,244      6,952,499

---------------
(1) Adjusted to reflect the Stock Split.

(2) Market value of the underlying securities, based on the $111.25 closing price of TriQuint's common stock on December 31,1999 on the NASDAQ National Market, minus the exercise price of the unexercised options.

(3) Market value of the underlying securities at exercise date, minus the exercise price of the options.

                             DIRECTOR COMPENSATION

     Each non-employee Director receives, in addition to reimbursement for out-of-pocket expenses:

     - $1,500 per Board meeting attended in person;

     - $500 per Board meeting attended via telephone;

     - $500 per Committee meeting not held in conjunction with a Board Meeting; and

     - An annual retainer of $9,000 payable in four equal quarterly installments beginning January 1, 2000.

     The 1996 Program provides for an automatic, one-time grant of an option to purchase 45,000 shares of common stock to each non-employee Director, effective on the date of each such Director's initial appointment or election. The exercise price per share of the option is equal to the fair market value of TriQuint's common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of TriQuint.

     The 1996 Program also provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 15,000 shares of common stock to each non-employee Director who does not represent stockholders owning more than 1% of TriQuint's outstanding common stock. All such options have an exercise price equal to the fair market value of TriQuint's common stock as of the date of grant and vest at a rate of 25% six months after grant date and 12.5% per calendar quarter thereafter following the date of grant so long as the optionee remains a director of TriQuint.

             EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Steven J. Sharp. In September 1991, under the terms of his acceptance of employment, Steven J. Sharp, TriQuint's Chairman of the Board of Directors, President and Chief Executive Officer, entered into a letter agreement with TriQuint pursuant to which he was to receive an annual base salary of $225,000, subject to annual review, and a quarterly bonus of $18,750 if TriQuint achieved its operating income goals in the relevant quarter. TriQuint also granted Mr. Sharp an option to purchase 535,713 shares of common stock with an exercise price of $0.47 per share, which option vested at a rate of 2% per month over a 50-month period. Upon the closing of TriQuint's initial public offering in December 1993, that portion of Mr. Sharp's option which would otherwise have vested over the final 12 months of the 50 month vesting period, 128,571 shares, vested immediately.

     In the event that TriQuint desires to terminate Mr. Sharp's employment for any reason, TriQuint must provide Mr. Sharp with one year's advance notice or, in lieu of such notice, a payment equal to one year's compensation at Mr. Sharp's then-current rate. In conjunction with his acceptance of employment, Mr. Sharp also received a loan from TriQuint in the amount of $150,000 in lieu of relocation assistance. The loan agreement provided that the loan would be forgiven in the amount of $30,000 (and any accrued interest) on each of January 1, 1993, 1994, 1995, 1996 and 1997. The agreement also provided that, if Mr. Sharp's employment with TriQuint was terminated for any reason, the entire principal amount remaining, and any accrued interest, would be forgiven as of the date of termination. The final debt forgiveness was recorded on January 1, 1997, in the amount of $31,704.

CHANGE-IN-CONTROL ARRANGEMENTS

     In January 1995, the Board approved an amendment to each stock option held by TriQuint's then-current executive officers, and to each stock option granted to TriQuint's future executive officers (collectively, "Executive Officers"), as determined from time to time by the Board of Directors or a committee thereof, to provide that, in the event TriQuint experiences a change of control, certain outstanding stock options held by each Executive Officer at the time of any such change-of-control, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

     1. The Chief Executive Officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options' vesting schedules.

     2. The Chief Financial Officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options' vesting schedules.

     3. All other Executive Officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options' vesting schedules.

     However, the amendment prohibits such acceleration if the Board of Directors determines, based on a written opinion of TriQuint's independent public accountants, that enforcement of the foregoing amendments to stock options held by TriQuint's Executive Officers would preclude accounting for any proposed business combination of TriQuint as a "pooling of interests," and the Board of Directors otherwise desires to approve a proposed business combination, a condition to the closing of which is that it be accounted for as a "pooling of interests."

     The reincorporation of TriQuint from California to Delaware on February 18, 1997 was not a change in control and no acceleration of option vesting occurred as a result.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Directors Gibson, Rhines and Gary. Mr. Sharp, who is Chairman of the Board of Directors of TriQuint, President and Chief Executive Officer participates in discussions and decisions regarding salaries and incentive compensation for all of TriQuint's executive officers, except that Mr. Sharp is excluded from discussions regarding his own salary and incentive compensation.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors reviews and approves TriQuint's executive compensation policies. The following is the report of the Committee describing compensation policies and rationale applicable to TriQuint's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that TriQuint specifically incorporates it by reference into such filing.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     TriQuint's executive compensation program is designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of TriQuint. TriQuint's executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which TriQuint competes. In this regard, the levels of executive compensation established by the Committee are designed to be consistent with those available to other executives in the industry. TriQuint's executive compensation program consists primarily of the following integrated components:

     1. Base Salary -- which is designed to compensate executives competitively within the industry and the marketplace;

     2. Quarterly Profit Sharing -- which provides a direct link between executive compensation and the quarterly performance of TriQuint;

     3. Key Employee Incentive Plan -- which provides a direct link between executive compensation and the quarterly and annual performance of TriQuint; and

     4. Long Term Incentives -- which consist of stock options that link management decision making with long-term Company performance and stockholder interests.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to TriQuint's executive officers.
Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. In general it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

BASE SALARIES

     Base salary levels for the Chief Executive Officer (the "CEO") and other executive officers of TriQuint are reviewed annually by the Compensation Committee. The Committee's current policy is to maintain base salary levels in the median range for the industry when compared with those of executives holding similar positions with other companies in the high technology and semiconductor industries that are similar in size to TriQuint. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by TriQuint in determining salary levels for the CEO and other executive officers of TriQuint. The Committee raised Mr. Sharp's salary to $300,000 for fiscal 2000.

QUARTERLY PROFIT SHARING

     All employees participate in the profit sharing program. Profit sharing is paid quarterly and equals a percentage of the employees' quarterly W-2 income. In 1999, the profit sharing pool was equal to 10% of operating income. One half of the profit sharing amount is paid quarterly in cash, with the other half paid as an employer contribution to each eligible employees' 401(k) account. Only employees who are employees at the end of the quarter receive the profit sharing. Profit sharing amounts, as a percentage of Base Salary, were 3.09%, 4.69%, 6.45% and 9.31% for the first, second, third and fourth quarters of 1999, respectively, for the CEO and the Named Executive Officers. The CEO received $6,763 under the profit sharing program in 1999.

KEY EMPLOYEE INCENTIVE PLAN

     TriQuint provides bonuses to its key employees. Participants must be employed full time by TriQuint during the entire fiscal quarter to be eligible for a bonus that quarter. The bonus is based on actual versus budget operating income after profit sharing and bonus. The bonuses vary linearly with the level of achievement of budgeted operating income between 80% and 150% of achievement. Individual bonuses are reduced by the amount of profit sharing, both cash and 401(k) contributions, earned by each participant. The CEO received $29,506 that was granted under the Key Employee Incentive Plan in 1999.

LONG-TERM INCENTIVES

     TriQuint provides its executives, including the CEO, long-term incentives through the grant of stock options under its 1996 Program. The purpose of the 1996 Program is to create a direct link between compensation and the long-term performance of TriQuint. Stock options under this program are generally granted at an exercise price equaling 100% of fair market value, have a ten year term and generally vest in installments over four years. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint's common stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with each executive officer's acceptance of employment with TriQuint, or upon promotion to executive officer. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers (i) the executive's current contribution to TriQuint's performance, (ii) the executive's anticipated contribution in meeting TriQuint's long-term strategic performance goals and (iii) comparisons to an internally generated informal survey of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint. Individual considerations, such as the executive's current and anticipated contributions to TriQuint's performance may be more subjective and less measurable by financial results at the corporate level. In this respect, the Committee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint's performance. The Compensation Committee also periodically reviews the stock options granted to insure equitable distribution of such options among the officers.

     Under the guidelines stated above, the Compensation Committee reviewed and granted stock options on December 1, 1999 to the CEO and Named Executive Officers as described above under the heading "Executive Compensation and Other Matters -- Stock Option Grants."

OTHER

     TriQuint's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TriQuint's Employee Stock Purchase Plan.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                                          Charles Scott Gibson
                                          Dr. Walden C. Rhines
                                          Paul Gary

                            STOCK PERFORMANCE GRAPH

     The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (i) TriQuint, (ii) a broad-based equity market index and (iii) an industry-specific index or a registrant-constructed peer group index. Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of TriQuint's common stock with the cumulative return of the NASDAQ U.S. Index and of the SIC Code 3674 -- Semiconductors and Related Devices Index for the period commencing December 31, 1994 and ending on December 31, 1999. The information contained in such graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that TriQuint specifically incorporates it by reference into such filing.
Triquint Total Shareholder Returns

                                                        TRIQUINT
                                                    SEMICONDUCTOR INC            NASDAQ US INDEX               PEER GROUP
                                                    -----------------            ---------------               ----------
Dec 94                                                    100.00                     100.00                      100.00
Dec 95                                                    207.71                     141.33                      149.62
Dec 96                                                    405.79                     173.89                      232.37
Dec 97                                                    311.58                     213.07                      243.01
Dec 98                                                    296.17                     300.25                      371.58
Dec 99                                                   2567.51                     542.43                      819.73

     No cash dividends have been declared or paid on TriQuint's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The peer group index used, SIC Code 3674 -- Semiconductors and Related Devices, utilizes the same methods of presentation and assumptions for the total return calculation as TriQuint and the NASDAQ U.S. Index. All companies in the peer group index are weighted in accordance with their market capitalizations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which TriQuint was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of any class of TriQuint's voting securities, or members of any such person's immediate family, had or will have a direct or indirect material interest, other than the compensation agreements described in "Executive Compensation." TriQuint intends that any such future transactions, including loans between TriQuint and its officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to TriQuint than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires TriQuint's executive officers and Directors, and persons who own more than ten percent of a registered class of TriQuint's equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish TriQuint with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms it has received, or written representations from certain reporting persons, TriQuint believes that, except as described below, during fiscal 1999 all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements. One of TriQuint's directors, Nicolas Kauser, failed to timely file a Form 3 following his election as a director on December 1, 1999, and failed to timely file a Form 5 reporting an option grant that was effective on the date of his election. Another director, Charles Gibson, failed to timely file a Form 4 to report an option exercise in October 1999. Both directors have since made the required filings.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     As a TriQuint stockholder, you are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the SEC. If you intend to present a proposal or nominate a director at TriQuint's next annual meeting of stockholders, the proposal or nomination must be received by TriQuint no later than December 14, 2000 in order that the proposals or nomination be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If you fail to comply with the foregoing sentence, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal or nomination is raised at the next annual meeting of stockholders.

                                 OTHER MATTERS

     TriQuint knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                     By Order of the Board of Directors:

                                     /s/ Edson H. Whitehurst, Jr.
                                     EDSON H. WHITEHURST, JR.
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Secretary

Dated: April 19, 2000

                          TRIQUINT SEMICONDUCTOR, INC.
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2000

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 19, 2000, and hereby names, constitutes and appoints Steven J. Sharp and Edson H. Whitehurst Jr., or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of TriQuint Semiconductor, Inc. ("TriQuint") to be held at 2:00 p.m. on Wednesday, May 24, 2000, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 3, 2000, with all the powers that the undersigned would possess if personally present.

1.       PROPOSAL 1:       Election of Directors

         |_|      FOR the nominees listed below               |_|      WITHHOLD AUTHORITY to vote
                  (except as marked otherwise below)                   for all nominees listed below

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         DR. PAUL A. GARY
         CHARLES SCOTT GIBSON
         NICOLAS KAUSER
         DR. WALDEN C. RHINES
         STEVEN J. SHARP
         EDWARD F. TUCK

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2. PROPOSAL 2: To ratify the appointment of KPMG LLP as TriQuint's independent accountants for the year ending December 31, 2000.

         |_|  FOR Proposal 2                |_|  AGAINST Proposal 2             |_|  ABSTAIN on Proposal 2

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3. PROPOSAL 3: To approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 1,900,000 shares.

         |_|  FOR Proposal 3                |_|  AGAINST Proposal 3             |_|  ABSTAIN on Proposal 3

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

4. Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

         I (We) plan to attend the meeting  [   ]

         Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

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